UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2017, Skyline Corporation (“Corporation”) entered into a Real Estate Purchase Agreement (“Agreement”) with Champion Home Builders, Inc. (“Champion”) to sell certain improved real property and certain equipment located in Mansfield, Texas. The assets to be disposed of in the transaction include, but are not limited to:

•	A manufactured housing facility consisting of approximately 79,000 square feet situated on 10 acres (Tract 13Q03, A-644, Thomas J. Hanks Survey, City of Mansfield, Tarrant County, Texas) (the “Mansfield Property”);

•	Equipment used in the production of product. Equipment does not include raw materials, inventory and licensed vehicles; and

•	Champion has the option but not the obligation to assume any leased equipment of the Corporation, which the Corporation shall assign to Champion upon fifteen (15) days written notice by the Corporation.

The amount and nature of the consideration to be received by the Corporation for the assets sold include:

•	A non-refundable cash payment of $1,000;

•	A good faith cash deposit of $99,000. This amount is refundable to Champion should it choose to terminate the Agreement; and

•	A cash payment of $2,125,000 due and payable at the Closing, which is scheduled to occur on or before April 7, 2017.

On February 28, 2017, the Corporation and Champion entered into a Novation and Amendment of Contract (the “Novation”) to address the following:

•	The Mansfield Property is owned by Homette Corporation (“Homette”), a wholly owned subsidiary of the Corporation; and

•	A portion of the Mansfield Property is leased for oil and gas production under an agreement (the “Oil and Gas Lease”) under which Homette is entitled to certain payments (the “Royalties”).

The Corporation and Champion novated and amended the Agreement in order to substitute Homette for the Corporation as the “Seller” under the Agreement, and to provide for Homette to continue to receive the Royalties under the Oil and Gas Lease for a period of 60 months following the closing of the transactions under the Agreement as amended by the Novation. Pursuant to the Novation, Homette has assumed and agreed to perform all of the Corporation’s obligations under the Agreement. In addition, Meridian Title Corporation is identified as the Title Company referred in the Agreement.

The Agreement contains customary representations, warranties, and indemnification provisions. The foregoing description of the Agreement and Novation are summaries and do not purport to be complete and are qualified in their entirety by reference to the Agreement and Novation, copies of which are attached hereto as Exhibit 2.1 and 2.2, respectively, and incorporated by reference herein.

Forward-Looking Statements

This document contains certain forward-looking information about the Corporation that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Corporation’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Corporation. The Corporation cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Corporation; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Corporation set forth may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. The Corporation assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Real Estate Purchase Agreement dated February 24, 2017 between Skyline Corporation and Champion Home Builders, Inc.

2.2	Novation and Amendment of Contract dated February 28, 2017 between Skyline Corporation, Champion Home Builders, Inc. and Homette Corporation

*	Skyline has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Skyline will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: March 2, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Real Estate Purchase Agreement dated February 24, 2017 between Skyline Corporation and Champion Home Builders, Inc.

2.2	Novation and Amendment of Contract dated February 28, 2017 between Skyline Corporation, Champion Home Builders, Inc. and Homette Corporation

*	Skyline has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Skyline will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.